Exhibit 99.1

8000 Towers Crescent Drive              Contact Information
Suite 1220                              Hawk Associates, Inc.
Vienna, VA 22182                        Frank N. Hawkins, Jr. or Julie Marshall
(703) 918-2430                          Phone: (305) 852-2383
http://www.arielway.com                 E-mail: info@hawkassociates.com
                                        http://www.hawkassociates.com
                                        http://www.hawkmicrocaps.com

      Netfran Announces Appointment of New Executive Officers and Directors


Vienna, VA, February 9, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: NFDV), a technology and services provider for highly secure global communications solutions, today announced the appointment of Arne Dunhem as chairman of the board of directors, president and chief executive officer of Netfran Development Corp. following its merger with Ariel Way. Anand Kumar was appointed as a director and executive vice president.

Ariel Way is temporarily operating as Netfran Development Corp. pending an official change in the name of the company.

Dunhem, who has served as Ariel Way chairman, president and chief financial officer since founding the company in February 2004, has more than 30 years of executive management and engineering experience with large complex multinational corporations, large international organizations and early-stage technology companies.

Dunhem has been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in all aspects of international business, finance, management, information systems, network operations and engineering for both publicly traded and privately held corporations. He most recently served from 2002 to 2003 as the chairman, president and CEO of MobilePro Corp., a publicly traded company in Rockville, Md., and from 1998 to 2001 as the chairman and CEO of Erbia, Inc., a long-distance communications company that he took from its start-up phase through its sale to a publicly traded company. From 1993 to 1997, Dunhem served as chairman of a European nationwide start-up cell phone operator and also as the chairman of a European international long-distance and local telephone services company, leading both companies from the start-up phase through the eventual successful sale of both companies. Dunhem earned his M.S. in 1974 in space telecommunications from Chalmers University of Technology, Sweden.


During his professional career of more than 35 years, Kumar founded and operated a number of companies. This includes the founding of the international consulting firm Communications Strategies Group in 1992, advising foreign telecommunications administrations including Iceland Telecom, Andorra Telecom, Cyprus Telecom, France Telecom and Bangladesh Telecom Board as well as U.S. domestic carriers including Cable & Wireless, Comsat RSI, AT&T, Sprint and MCI. He also participated in building the Europe-based telecommunications carrier Esprit Telecom, which was acquired by Global TeleSystems. In addition to establishing multiple international gateways in 12 foreign locations as part of being a founder of Facilicom International in Washington, D.C., he also co-founded and served as president of Washington International Teleport in Alexandria, Va., a satellite communications facility with 30 large antennas. Kumar received both his B.S. and M.S. in electrical engineering and was a doctorate candidate at UCONN.



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About Ariel Way, Inc.

Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc. More information about Ariel Way can be found on the web at http://www.arielway.com.


Enfotec designs, manufactures and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec's EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that the company believes deliver true wire-line data speed performance and the highest level of security achievable. The Enfotec EN series of products is scalable while being easy to configure and manage and enables third-party software applications to be easily integrated. Enfotec's firmware and software technologies use standard off-the-shelf components combined with the Linux operating system to provide customers with performance levels that the company believes were never before realized in a non-proprietary, cost-effective, hardware-based security appliance. More information about Enfotec can be found on the web at http://www.enfotec.net.

A profile on the company can be found at http://www.hawkassociates.com/arielway/profile.htm.

An online investor kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning the acquisition of Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.